Exhibit 23.5

CONSENT OF DFC INTELLIGENCE

We hereby consent to the use of our name in the Registration Statement on Form S-1 of Corsair Components, Inc., and any related preliminary prospectuses and prospectuses and any further amendments or supplements thereto (collectively, the “Registration Statement”) and to all references to us, our reports concerning the global PC game software market and the data in those reports appearing in the Registration Statement.

Date: 10/31, 2011	DFC INTELLIGENCE

	By:	/s/ David Cole
Name: David Cole
Title: CEO